UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009 (November 2, 2009)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive Suite 200 Indianapolis, Indiana	46214
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 328-5660

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2009, Allan A. Moyes, III (“Moyes”) entered into a Professional Services and Transition Agreement (the “Agreement”) with Calumet GP, LLC (the “General Partner”) the general partner of Calumet Specialty Products Partners, L.P. (the “Company”). Under the Agreement, Moyes will remain employed by the General Partner as executive vice president until no later than December 31, 2010 and starting on December 31, 2009 will focus his day-to-day activities on special project-related activities.

Beginning on December 31, 2009, Jennifer G. Straumins (“Straumins”) will be responsible for overseeing the day-to-day operations of the General Partner and on November 4, 2009 the board of directors of the General Partner appointed Straumins, effective December 31, 2009, as executive vice president and chief operating officer.

Straumins, 36, has served as senior vice president of the General Partner since February 2007. From January 2006 through February 2007, Straumins served as vice president — investor relations of the General Partner. Straumins served in various capacities in financial planning and economics for Calumet Lubricants Co., L.P. from 2002 through 2006. Prior to joining Calumet Lubricants Co., L.P., Straumins held financial planning positions with Great Lakes Chemical Company and Exxon Chemical Company. Straumins received a B.E. in Chemical Engineering from Vanderbilt University and her M.B.A. from the University of Kansas. Straumins is the daughter of F. William Grube, the chief executive officer and president of the General Partner.

The Company purchases a portion of its crude oil supplies from Legacy Resources Co., L.P. (“Legacy”), an exploration and production company owned in part by Straumins. The total purchases made by the Company from Legacy during the period beginning on January 1, 2008 and ending October 31, 2009 were approximately $450.0 million, all of which represented purchases based upon standard index-based, market rates.

In May 2008, the Company began purchasing all of its crude oil requirements for its Princeton refinery on a just in time basis utilizing a market-based pricing mechanism from Legacy. The terms of the agreement were reviewed by the conflicts committee of the board of directors of the General Partner, which consists entirely of independent directors. The conflicts committee approved the agreement after determining that the terms of the agreement are fair and reasonable to the Company. Based on historical usage, the estimated volume of crude oil to be sold by Legacy and purchased by the Company is approximately 6,000 barrels per day. During the period beginning on January 1, 2008 and ending October 31, 2009, the Company had crude oil purchases of approximately $256.5 million from Legacy. Accounts payable to Legacy at October 31, 2009 related to this agreement were approximately $15.4 million.

On January 26, 2009, the Company entered into a crude oil supply agreement with Legacy. Under the agreement, Legacy supplies the Company’s Shreveport refinery with a portion of its crude oil requirements that are received via common carrier pipeline. Pricing for the crude oil purchased under each confirmation is mutually agreed to by the parties and set forth in such confirmation and includes a market-based premium as determined and agreed to by the parties. Based on historical usage, the estimated volume of crude oil to be sold by Legacy and purchased by the Company under this Agreement is up to 15,000 barrels per day. During the period beginning on January 26, 2009 and ending October 31, 2009, the Company had crude oil purchases of approximately $98.3 million from Legacy. Accounts payable to Legacy at October 31, 2009 related to this agreement were $0.

On September 1, 2009, the Company entered into a Crude Oil Supply Agreement (“Supply Agreement”) with Legacy. Under the Supply Agreement, Legacy supplies the Company’s Shreveport refinery with a portion of its crude oil requirements on a just in time basis utilizing a market-based pricing mechanism. The crude oil supply agreement with Legacy, entered into in January 26, 2009 and described above, whereby the Company began purchasing certain of its crude oil requirements for its Shreveport refinery, is not currently in use. The volume of crude oil purchased under the Supply Agreement fluctuates based on the volume of crude oil needed by the Shreveport refinery and can range from zero to 15,000 barrels per day. During the period beginning September 1, 2009 and ending October 31, 2009 the Company had crude oil purchases of approximately $95.1 million from Legacy. Accounts payable to Legacy at October 31, 2009 related to the Supply Agreement were approximately $22.6 million.

During 2008 and 2009, the Company made ordinary course sales of certain specialty products to TruSouth Oil, LLC (“TruSouth”), a specialty petroleum packaging and distribution company owned in part by Janet K. Grube (the mother of Straumins) individually, and certain Grube family trusts for which Janet K. Grube is sole trustee. The total sales made by the Company to TruSouth in the period beginning on January 1, 2008 and ending October 31, 2009 were approximately $9.4 million. As of October 31, 2009 the balance due to the Company from TruSouth related to these products sales was approximately $0.6 million. During 2008 and 2009, the Company also made ordinary course purchases for blending and packaging services from TruSouth. The total purchases made by the Company from TruSouth during the period beginning on January 1, 2008 and ending October 31, 2009 for blending and packaging services were approximately $0.8 million. As of October 31, 2009 the balance due from the Company to TruSouth related to these purchases was approximately $0.1 million. The Company anticipates that it will continue to sell products to, and procure services from, TruSouth. The Company believes that the product sales prices and credit terms offered to TruSouth are comparable to prices and terms offered to non-affiliated third party customers. Further, the Company believes that the prices paid to TruSouth for blending and packaging services and the credit terms offered to the Company by TruSouth are comparable to prices and terms received from non-affiliated third-party suppliers.

During 2008 and 2009, the Company made ordinary course sales of certain specialty products to Johann Haltermann, Ltd. (“Haltermann”), a specialty chemical company owned in part by Straumins and certain Grube family trusts for which Janet K. Grube is sole trustee. The total sales made by the Company to Haltermann during the period beginning on January 1, 2008 and ending October 31, 2009 were approximately $1.2 million. As of October 31, 2009 the balance due to the Company from Haltermann related to these products sales was approximately $0.1 million. The Company anticipates that it will continue to sell products to Haltermann in the future. The Company believes that the product sales prices and credit terms offered to Haltermann are comparable to prices and terms offered to non-affiliated third party customers.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Professional Services and Transition Agreement, dated November 2, 2009, between Calumet GP, LLC and Allan A. Moyes, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Vice President, Chief Financial Officer and Secretary

November 6, 2009

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Professional Services and Transition Agreement, dated November 2, 2009, between Calumet GP, LLC and Allan A. Moyes, III